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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 10, 2004, with respect to the combined financial statements of Energy Storage Group included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-115553) and related Prospectus of EnerSys for the registration of 14,375,000 shares of its common stock.

/s/ Ernst & Young LLP

Bristol, England
July 26, 2004

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Consent of Independent Registered Public Accounting Firm